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                            MEMBERWORKS INCORPORATED


         EXHIBIT   11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                    (In thousands, except per share amounts)


                                                                                 Year ended
Net loss per share:                                                            June 30, 1997
-------------------                                                            -------------
Net loss                                                                         $ (3,858)
Preferred stock dividends and accretion                                              (980)
                                                                                 --------
Net loss attributable to common stock                                            $ (4,838)
                                                                                 ========
Weighted average number of common shares outstanding                               13,901
                                                                                 ========
Net loss per share                                                               $  (0.35)
                                                                                 ========


                                                                                 Year ended
Supplementary net loss per share:                                              June 30, 1997
---------------------------------                                              -------------
Net loss                                                                         $ (3,858)
Preferred stock dividends and accretion                                              (537)
                                                                                 --------
Net loss attributable to common stock                                            $ (4,395)
                                                                                 ========

Weighted average number of common shares outstanding                               13,901
Effect of assumed redemption of Series E and F preferred stock
          using 146 common shares as of the beginning of the period                    44
                                                                                 --------
Weighted average number of common shares outstanding as adjusted                   13,945
                                                                                 ========
Supplementary net loss per share                                                 $  (0.32)
                                                                                 ========


                                                                                Year ended
Unaudited pro forma net loss per share:                                       June 30, 1996
---------------------------------------                                       -------------
Net loss                                                                         $ (5,247)
Preferred stock dividends                                                            (154)
                                                                                 --------
Net loss attributable to common stock                                            $ (5,401)
                                                                                 ========

Weighted average number of shares of Class A common
          stock and Common Stock outstanding                                        5,683
Automatic conversion of Series A, B, C, D and H preferred
          stock and redemption of Series E and F preferred stock                    6,610
Stock options granted one year prior to filing                                        448
                                                                                 --------
Weighted average number of common shares outstanding as adjusted                   12,741
                                                                                 ========
Pro forma net loss per share                                                     $  (0.42)
                                                                                 ========
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